SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                   FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D) OF
                        THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported):  October 28, 1996




                              KINARK CORPORATION
                         (Exact name of registrant
                         as specified in its charter)




   Delaware                          1-3920                         71-0268502

(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)




     7060 South Yale Avenue, Tulsa, OK                                 74136

(Address of principal executive offices)                               (Zip
Code)




     Registrant's telephone number, including area code:  (918) 494-0964




                                        N/A

          (Former name or former address, if changed since last report.)


                              (Page 1 of 7 pages)
ITEM 5.   OTHER EVENTS.

Agreement to Purchase 49 Shares of Rogers Galvanizing Company Common Stock

     The Registrant has reached an agreement to purchase 49 shares of common stock (the "Stock") of Rogers Galvanizing Company ("RGC") from Meg Simpson Sterling ("Ms. Sterling"), one of the three remaining minority stockholders of RGC. The acquisition of the Stock will increase the Registrant's ownership of RGC common stock to 857 shares, or 73% of the issued and outstanding RGC common stock.

     The terms of the sale of the Stock were agreed to among the Registrant, Ms. Sterling and The Trust Company of Oklahoma ("TCO"), at a hearing on TCO's Request for Instructions held on Monday October 28, 1996, before the Honorable Judge David E. Winslow in the District Court in and for Tulsa Count, State of Oklahoma. The purchase price of the Stock will be $7,100 per share, for an aggregate purchase price of $347,900. The Registrant will make an initial down payment of $47,900, concurrently with the transfer of the Stock to the Registrant. The Registrant will pay the balance of the purchase price by delivery of a promissory note (the "Note") in the original principal amount of $300,000, with interest accruing at a rate of 8% per annum. The principal amount of the Note will be paid in four equal monthly installments of $75,000, plus accrued but unpaid interest, payable on the first day of December, 1996, and the first day of January, February and March, 1997. The Registrant's obligations under the Note will be secured by a pledge of the Stock. As long as the Registrant is not in default of its obligations under the Note, the Registrant will have the right to vote the Stock, to receive dividends on the Stock and to exercise any other rights of ownership of the Stock.

     The Registrant will prepay the unpaid principal amount of the Note and all accrued and unpaid interest thereon within eight (8) business days of the closing of its Rights Offering (as defined below). If the Rights Offering does not close, the Registrant will satisfy its obligations under the Note over the term of the Note from operating cash and other sources, if necessary. The Registrant's Prospectus dated October 4, 1996 (the "Prospectus"), related to its Rights Offering contained in that certain Registration Statement on Form S-3 (File No. 333-4937) declared effective by the Securities and Exchange Commission on October 4, 1996, provides that the Registrant may acquire minority shares of RGC stock prior to the closing of its Rights Offering by issuing a promissory note in payment thereof, and the Registrant may use the proceeds of its Rights Offering to repay any such note.


Clarification of Conditions to Rights Offering

     Pursuant to its Prospectus, the Registrant is offering up to 6,066,536 shares of its common stock, $.10 par value per share (the "Common Stock"), to holders of record as of the close of business on September 27, 1996 (the "Record Date"). Each stockholder has received one nontransferable right (each, a "Right") for each one share of Common Stock held on the Record Date, with each Right entitling the holder thereof to subscribe for and purchase one share of Common Stock for a price of $3.00 per share (the "Rights Offering"). Rights will expire at 5:00 p.m., New York City time, on November 8, 1996, unless extended as provided in the Prospectus (the "Expiration Date").

     The Registrant has delivered a letter to Morrow & Co., Inc., the Information Agent in the Rights Offering, and ChaseMellon Shareholder Services, L.L.C., the Subscription Agent in the Rights Offering, clarifying the conditions to the Rights Offering, a copy of which letter is attached hereto as
Exhibit 99.1. This letter clarifies that the issuance of Common Stock pursuant to the Rights Offering is subject to the receipt of the Minimum Proceeds (as that term is defined in the Prospectus) and the absence of an injunction issued by a court of competent jurisdiction permanently enjoining the Rights Offering, the Acquisition or the Merger (as those terms are defined in the Prospectus). This clarifies certain section of the Prospectus that the mere filing of an action seeking to enjoin the Rights Offering, the Acquisition or the Merger will not terminate or postpone the closing of the Rights Offering.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KINARK CORPORATION



                              By:     /s/ Ronald J. Evans
                                   Ronald J. Evans
                                   President


Dated: October 31, 1996

                                 EXHIBIT INDEX


Exhibit Number      Description                                            Page


       99.1         Letter from the Registrant dated October 31,
                    1996, regarding clarification to the
                    conditions of the Registrant's Rights
                    Offering                                                 6